                                   EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)

(a) Computation of the weighted average number of shares of common stock outstanding for the fiscal years ended October 31, 1993, 1994, 1995, 1996, 1997, 1998, 1999 and the two-month period ended December 31, 1999 and the year ended December 31, 2000.

                                                              SHARES OF    WEIGHTED SHARES
                                                                COMMON       OUTSTANDING
                                                                STOCK
1993
November 1, 1992 to October 31, 1993                             6,400          6,400
Shares issued in connection with the
    acquisition of Digital Audio Limited                         1,625            423
Shares issued in connection with the
    acquisition of Versus Technology Limited                     1,208            198
                                                               -------        -------
                                       Total                     9,233          7,021
                                                               =======        =======

1994
November 1, 1993 to October 31, 1994                             9,233          9,233
Shares issued in connection with the
    February 28, 1994 Stock Exchange                               392            263
Shares purchased by a member of senior
   management in connection with the Digilog acquisition            10              3
                                                               -------        -------
                                      Total                      9,635          9,499
                                                               =======        =======

1995
November 1, 1994 to October 31, 1995                             9,635          9,635
Shares issued in connection with public offering                 1,875            961
Shares issued in connection with the
   underwriters exercise of an over allotment option                88             37
                                                               -------        -------
                                                                11,598         10,633
                                                               =======        =======
                                       Total

1996
November 1, 1995 to October 31, 1996                            11,598         11,598
Shares acquired and held in treasury                              (310)           (66)
                                                               -------        -------
                                      Total                     11,288         11,532
                                                               =======        =======

1997
November 11, 1996 to October 31, 1997                           11,288         11,288
Shares acquired and held in treasury                              (375)          (211)
                                                               -------        -------
                                       Total                    10,913         11,077
                                                               =======        =======

1998
November 1, 1997 to October 31, 1998                            10,913         10,913
Shares acquired and held in treasury                              (338)           (95)
                                                               -------        -------
                                       Total                    10,575         10,818
                                                               =======        =======

1999
November 1, 1998 to October 31, 1999                            10,575         10,818
Shares acquired and held in treasury                              (232)          (440)
                                                               -------        -------
                                       Total                    10,343         10,378
                                                               =======        =======

DECEMBER 31, 1999
November 1, 1999 to December 31, 1999                           10,343         10,378
Shares acquired and held in treasury                                 -            (35)
                                                               -------        -------
                                      Total                     10,343         10,343
                                                               =======        =======

2000
January 1, 2000 to December 31, 2000                            10,343         10,343
Shares issued with exercise of stock options
   and warrants                                                    548            399
Shares acquired and held in treasury                              (500)          (230)
                                                               -------        -------
                                                                10,391         10,512
                                                               =======        =======


                        COMPUTATION OF EARNINGS PER SHARE
                                       (in thousands, except per share data)

(b) Computation of Earnings per Share

Computation of earnings per share is net (loss) income divided by the weighted average number of shares of common stock outstanding for the fiscal years ended October 31, 1993, 1994, 1995, 1996, 1997, 1998, 1999 and the two-month period ended December 31, 1999 and the year ended December 31, 2000.

                                                                                                               DECEMBER 31,
                                      1993     1994      1995     1996      1997       1998        1999        1999        2000
Net earnings (loss)                 $  3,700 $  8,975  $  8,164  $ (5,590) $  3,596  $ (11,203)  $  (1,617)  $  9,911    $  (4,200)

Weighted average
number of shares of common stock
outstanding                            7,021    9,499    10,633    11,532    11,077     10,818      10,378     10,343       10,512

Basic earnings (loss) per  share    $   0.53 $   0.95  $   0.76  $  (0.48) $  (0.32) $   (1.04)  $   (0.16)  $   0.96    $   (0.40)
Diluted earnings (loss ) per share       n/a      n/a       n/a       n/a       n/a  $   (1.04)  $   (0.16)  $   0.85    $   (0.40)


Note: The Company adopted FAS 128 for the year ended October 31, 1998. No restatement of prior year's earnings per share was required.

                                       E-2